EXHIBIT 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PDF Solutions, Inc. (“the Company”) on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on August 9, 2010 (“the Report”), I, Joy E. Leo, EVP, Chief Administrative Officer and Acting Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JOY E. LEO
Joy E. Leo
EVP, Chief Administrative Officer and Acting Chief Financial Officer
(Principal Financial Officer)

Date: August 9, 2010